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                                                                    EXHIBIT 23.1

                              ACCOUNTANT'S CONSENT

The Board of Directors
Kinetic Concepts, Inc.

We consent to the use of our reports incorporated herein by reference.

Our reports refer to a change in the method of accounting for income taxes in 1993 and a change in the method of applying overhead to inventory in 1994.

                                           KPMG PEAT MARWICK LLP

San Antonio, Texas
May 25, 1995